Exhibit 99.1

Camden National Corporation Reports 12% Increase in Earnings for the Second Quarter of 2010

CAMDEN, Maine--(BUSINESS WIRE)--July 27, 2010--Camden National Corporation (NASDAQ: CAC; the “Company”) reported net income for the second quarter of 2010 of $5.6 million, or $0.73 per diluted share, compared to $5.0 million, or $0.65 per diluted share, for the second quarter of 2009 and $5.3 million, or $0.69 per diluted share, for the first quarter of 2010. For the three and six month periods ended June 30, 2010, return on assets was 0.98% for each period, and return on equity was 11.36% and 11.25%, respectively.

“We are pleased by our second quarter financial performance, especially in light of current economic conditions,” said Gregory A. Dufour, President and Chief Executive Officer of the Company. “We have remained focused on strengthening our balance sheet to position the Company for future growth and the potential impact of financial reform. Since June 30, 2009, we have improved our tangible capital to 6.83% of total assets from 5.78%, increased our allowance for credit losses to 1.45% of total loans from 1.23%, and improved our total risk based capital ratio to 13.99% from 12.78%,” Dufour said. “Throughout this difficult economy, we have continued to lend money to businesses and individuals and pay dividends to shareholders without the use of federal bailout monies.”

“Despite projections for an increase in bankruptcies and the potential for future declines in real estate values in Maine, we continue to demonstrate our commitment to support our borrowing customers by providing access to funds,” noted Dufour. “Our loans of $1.5 billion at June 30, 2010 were up $15.3 million from December 31, 2009 and up $26.9 million from June 30, 2009, growth achieved while still maintaining our credit standards.”

Asset Quality

The provision for credit losses was $2.0 million for the three months ended June 30, 2010, a decrease of $834,000 from the second quarter of 2009 and a decrease of $46,000 from the first quarter of 2010. “Non-performing assets, while higher than 2009 levels, showed some initial signs of stabilization during the second quarter of 2010,” said Dufour. “In addition, total past due loans for the most recent quarter were at the lowest level experienced in the past year. We are maintaining a cautious view for the next several quarters until unemployment and the housing market show signs of sustained improvement. In the meantime, we will continue to take the necessary steps to strengthen our balance sheet in light of the economic situation.”

Non-performing assets totaled $25.9 million, or 1.13% of total assets, at June 30, 2010 compared to $22.3 million at June 30, 2009 and $24.1 million at March 31, 2010. Loans past due for 30 to 89 days at June 30, 2010 totaled $4.0 million, or 0.26% of total loans, compared to $4.8 million, or 0.32% of total loans, at June 30, 2009 and $6.2 million, or 0.40% of total loans, at March 31, 2010. The Company’s allowance for credit losses was 1.45% of total loans at June 30, 2010, an increase from 1.23% of total loans at June 30, 2009 and 1.40% of total loans at March 31, 2010.

Balance Sheet

The Company’s total assets at June 30, 2010 were $2.3 billion, a decrease of 1% compared to June 30, 2009 and an increase of 3% from December 31, 2009. The $11.5 million decline in total assets at June 30, 2010 compared to June 30, 2009 reflects reductions in cash and due from banks of $14.4 million and investments of $23.8 million, partially offset by loan growth of $26.9 million. Comparing June 30, 2010 to June 30, 2009, loan balances reflected growth in commercial real estate, consumer loans, and residential real estate of $30.9 million, $15.4 million, and $9.8 million, respectively. These increases were partially offset by a decrease in commercial loans of $11.7 million and residential loans held for sale of $17.4 million. The increase in total assets from December 31, 2009 was due to increases in both the investment and loan portfolios of $53.9 million and $15.3 million, respectively.

Total deposits of $1.5 billion at June 30, 2010 represents an increase of $71.9 million from June 30, 2009 and an increase of $52.9 million compared to December 31, 2009. The deposit growth from June 30, 2009 reflects increases in core deposits, with interest checking, savings and money market deposits increasing by $50.5 million and demand deposit balances increasing by $22.9 million. Brokered funds also increased $59.5 million from June 30, 2009 to June 30, 2010 as a result of more favorable pricing compared to other funding alternatives. This growth was partially offset by a decline in retail certificates of deposit of $61.0 million. The increase in core deposits can be attributed to various deposit initiatives; however, a major contributing factor is the enhancement of municipal relationships.

Operating Highlights

Net interest income for the second quarter of 2010 increased to $18.6 million compared to $18.3 million for the second quarter of 2009 and $18.1 million for the first quarter of 2010. The net interest margin of 3.61% for the second quarter of 2010 represents an increase from 3.52% for the same period in 2009 and 3.58% for the first quarter of 2010. The net interest margin increase was due to a reduction in pricing on deposits and borrowings, which helped to mitigate the decline of yields on loans and investments.

Non-interest income for the second quarter of 2010 was $4.4 million compared to $5.0 million for the second quarter of 2009 and $4.6 million for the first quarter of 2010. The decrease of $619,000, or 12%, for the second quarter of 2010 compared to the same period in 2009 was primarily due to a $333,000 reduction in mortgage banking income, a $249,000 decrease in the investment market value in the Company’s deferred executive and director compensation plan due to market depreciation, and a $131,000 other-than-temporary impairment write-down on private issue collateralized mortgage obligations. These decreases were partially offset by increases in debit card interchange income of $86,000 and brokerage fee income of $71,000.

Non-interest income of $9.0 million for the six months ended June 30, 2010 represents a decrease of $601,000, or 6%, compared to the same period in 2009. This decrease was primarily due to a $699,000 reduction in mortgage banking income related to the sale of $44.0 million in residential mortgage loans during the first half of 2009 and a $179,000 other-than-temporary impairment write-down on private issue collateralized mortgage obligations in 2010. These reductions were partially offset by increases in fiduciary services income of $218,000, or 8%, and other fees of $138,000, or 10%, resulting from increased stock market values and interchange activity, respectively.

Non-interest expense for each the second quarter of 2010 and the first quarter of 2010 was $12.9 million, compared to $13.4 million for the second quarter of 2009. The decrease of $559,000, or 4%, for the second quarter of 2010 compared to the same period in 2009 resulted from the Federal Deposit Insurance Corporation’s special assessment of $1.1 million in May 2009 which was offset by an increase in other real estate owned (“OREO”) and collection costs of $876,000. OREO and collection expenses included a $584,000 write-off related to one foreclosed property which was under contract at quarter end, effectively capping the Company’s loss on that particular loan relationship.

Non-interest expense of $25.8 million for the six months ended June 30, 2010 represents an increase of $72,000 compared to the same period in 2009. Regulatory assessment costs decreased $1.3 million and OREO and collection costs increased $970,000, while all other operating expenses increased $396,000, or less than 2%.

Dividends and Capital

The Board of Directors approved a dividend of $0.25 per share, payable on July 30, 2010 to shareholders of record on July 16, 2010. This resulted in a dividend yield of 3.64% based on the June 30, 2010 closing price of the Company’s common stock of $27.47 per share as reported by NASDAQ.

The Company’s total risk-based capital ratio increased to 13.99% at June 30, 2010 compared to 12.78% at June 30, 2009 and 13.49% at December 31, 2009 as capital levels increased from retained earnings and the deleveraging of the Company’s balance sheet. The Company and Camden National Bank exceeded the minimum total risk-based, tier 1, and tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

About Camden National Corporation

Camden National Corporation, ranked 11th in USBanker's 2009 list of top-performing mid-tier banks, is the holding company employing more than 400 Maine residents for two financial services companies: Camden National Bank, along with its division Union Trust, and the wealth management company, Acadia Trust, N.A. Camden National Bank, named in 2009 as the Finance Authority of Maine’s “Financial Institution of the Year,” is a full-service community bank with a network of 37 banking offices serving coastal, western, central, and eastern Maine, plus online banking at CamdenNational.com and UnionTrust.com. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: general, national, regional or local economic conditions which are less favorable than anticipated; changes in loan default and charge-off rates; declines in the equity and financial markets; reductions in deposit levels; declines in mortgage loan refinancing, equity loan and line of credit activity; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; further actions by the U.S. government and Treasury Department, including actions similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on the Company’s investment portfolio and earnings; misalignment of the Company’s interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect our financial interests in certain loan situations. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Condition Data (unaudited)

	June 30,	June 30,	December 31,
(In thousands, except number of shares)	2010	2009	2009

Assets
Cash and due from banks	$24,236	$38,657	$29,772
Securities:
Securities available for sale, at fair value	533,736	554,335	479,708
Securities held to maturity, at amortized cost	37,786	40,951	37,914
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,965	21,965	21,965
Total securities	593,487	617,251	539,587
Trading account assets	2,013	1,495	1,725
Loans held for sale	-	17,364	-
Loans:
Residential real estate	623,833	614,072	627,655
Commercial real estate	441,512	410,625	434,783
Commercial	196,394	208,115	191,214
Consumer	280,335	264,959	273,106
Total loans	1,542,074	1,497,771	1,526,758
Less allowance for loan losses	(22,266)	(18,654)	(20,246)
Net loans	1,519,808	1,479,117	1,506,512
Goodwill and other intangible assets	46,110	46,687	46,398
Bank-owned life insurance	42,395	41,199	41,677
Premises and equipment, net	26,230	25,174	26,054
Deferred tax asset	10,370	14,213	10,317
Prepaid FDIC assessment	7,187	-	8,197
Interest receivable	7,558	7,910	7,236
Other real estate owned	3,967	5,856	5,479
Other assets	11,473	11,427	12,429
Total assets	$2,294,834	$2,306,350	$2,235,383

Liabilities
Deposits:
Demand	$202,448	$179,522	$193,549
Interest checking, savings and money market	693,644	643,179	675,681
Retail certificates of deposit	522,894	583,942	545,789
Brokered deposits	129,690	70,155	80,788
Total deposits	1,548,676	1,476,798	1,495,807
Federal Home Loan Bank advances	174,503	217,750	209,710
Other borrowed funds	306,186	357,026	274,125
Junior subordinated debentures	43,563	43,461	43,512
Accrued interest and other liabilities	22,191	34,086	21,668
Total liabilities	2,095,119	2,129,121	2,044,822

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,657,098, 7,644,829, and 7,644,837 shares on June 30, 2010 and 2009 and December 31, 2009, respectively	50,376	49,233	50,062
Retained earnings	140,656	125,900	133,634
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	11,066	2,742	7,083
Net unrealized (losses) gains on derivative instruments, at fair value, net of tax	(1,442)	382	739
Net unrecognized losses on post-retirement plans, net of tax	(941)	(1,028)	(957)
Total accumulated other comprehensive income	8,683	2,096	6,865
Total shareholders' equity	199,715	177,229	190,561
Total liabilities and shareholders' equity	$2,294,834	$2,306,350	$2,235,383

Statement of Income Data (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except number of shares and per share data)	2010	2009	2010	2009

Interest income
Interest and fees on loans	$20,593	$21,270	$41,040	$42,891
Interest on securities and other	5,731	7,424	11,458	15,345
Total interest income	26,324	28,694	52,498	58,236
Interest expense
Interest on deposits	3,957	5,937	8,078	12,330
Interest on borrowings	3,812	4,413	7,800	9,061
Total interest expense	7,769	10,350	15,878	21,391
Net interest income	18,555	18,344	36,620	36,845
Provision for credit losses	1,950	2,784	3,946	4,514
Net interest income after provision for credit losses	16,605	15,560	32,674	32,331
Non-interest income
Service charges on deposit accounts	1,285	1,349	2,565	2,582
Other service charges and fees	872	811	1,562	1,424
Income from fiduciary services	1,512	1,507	3,079	2,861
Mortgage banking income	83	416	172	871
Bank-owned life insurance	347	345	718	740
Other income	457	616	1,080	1,120
Non-interest income before other-than-temporary impairment of securities	4,556	5,044	9,176	9,598
Other-than-temporary impairment of securities	(131)	-	(179)	-
Total non-interest income	4,425	5,044	8,997	9,598
Non-interest expenses
Salaries and employee benefits	6,298	6,446	12,523	12,124
Net occupancy	897	962	1,931	2,080
Furniture, equipment and data processing	1,115	1,030	2,246	2,033
Consulting and professional fees	549	627	1,337	1,184
OREO and collection costs	1,158	282	2,132	1,162
Regulatory assessments	602	1,739	1,317	2,611
Donations and marketing	274	327	532	579
Communication costs	389	402	795	814
Other expenses	1,575	1,601	2,966	3,120
Total non-interest expenses	12,857	13,416	25,779	25,707
Income before income taxes	8,173	7,188	15,892	16,222
Income taxes	2,587	2,184	4,993	5,004
Net income	$5,586	$5,004	$10,899	$11,218

Selected Financial and Per Share Data:
Return on average equity	11.36%	11.54%	11.25%	13.24%
Return on average tangible equity	14.83%	15.79%	14.74%	18.24%
Return on average assets	0.98%	0.88%	0.98%	0.99%
Efficiency ratio (1)	54.76%	56.29%	55.41%	54.32%
Basic earnings per share	$0.73	$0.66	$1.42	$1.47
Diluted earnings per share	$0.73	$0.65	$1.42	$1.47
Cash dividends declared per share	$0.25	$0.25	$0.50	$0.50
Weighted average number of common shares outstanding	7,656,051	7,641,083	7,654,079	7,640,119
Diluted weighted average number of common shares outstanding	7,664,443	7,648,023	7,661,607	7,644,424

(1) Computed by dividing non-interest expense by the sum of net interest income (tax equivalent) and non-interest income (excluding securities gains/losses).

Asset Quality Data (unaudited)

	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended	At or for Six Months Ended
(In thousands)	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Non-accrual loans:
Residential real estate	$6,580	$6,234	$6,161	$5,779	$5,454
Commercial real estate	7,130	6,223	6,476	5,322	5,831
Commercial	5,379	4,320	4,145	4,226	3,822
Consumer	1,249	1,227	1,158	1,271	1,181
Total non-accrual loans	20,338	18,004	17,940	16,598	16,288
Loans 90 days past due and accruing	545	211	1,135	684	121
Renegotiated loans not included above	1,096	677	581	917	-
Total non-performing loans	21,979	18,892	19,656	18,199	16,409
Other real estate owned:
Residential real estate	1,560	570	1,851	2,314	2,244
Commercial real estate	2,407	4,631	3,628	3,151	3,612
Total other real estate owned	3,967	5,201	5,479	5,465	5,856
Total non-performing assets	$25,946	$24,093	$25,135	$23,664	$22,265

Loans 30-89 days past due:
Residential real estate	$1,338	$74	$1,847	$2,397	$1,026
Commercial real estate	749	1,862	2,196	1,852	1,761
Commercial	1,367	3,530	639	2,760	1,612
Consumer	537	716	563	531	377
Total loans 30-89 days past due	$3,991	$6,182	$5,245	$7,540	$4,776

Allowance for loan losses at the beginning of the period	$20,246	$20,246	$17,691	$17,691	$17,691
Provision for loan losses	3,950	2,000	8,162	6,514	4,514
Charge-offs:
Residential real estate	579	268	792	752	259
Commercial real estate	752	314	1,844	1,843	1,514
Commercial	684	377	2,640	1,865	1,654
Consumer	395	294	1,180	894	571
Total charge-offs	2,410	1,253	6,456	5,354	3,998
Total recoveries	480	386	849	584	447
Net charge-offs	1,930	867	5,607	4,770	3,551
Allowance for loan losses at the end of the period	$22,266	$21,379	$20,246	$19,435	$18,654

Components of allowance for credit losses:
Allowance for loan losses	$22,266	$21,379	$20,246	$19,435	$18,654
Liability for unfunded credit commitments	47	47	51	-	-
Balance of allowance for credit losses	$22,313	$21,426	$20,297	$19,435	$18,654

Ratios:
Non-performing loans to total loans	1.43%	1.23%	1.29%	1.20%	1.08%
Non-performing assets to total assets	1.13%	1.09%	1.13%	1.04%	0.97%
Allowance for credit losses to total loans	1.45%	1.40%	1.33%	1.28%	1.23%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.28%	0.23%	0.22%	0.32%	0.49%
Year-to-date	0.25%	0.23%	0.37%	0.42%	0.48%
Allowance for credit losses to non-performing loans	101.52%	113.41%	103.26%	112.45%	113.68%
Loans 30-89 days past due to total loans	0.26%	0.40%	0.34%	0.50%	0.32%

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Six Months Ended			At or for the Six Months Ended
	June 30, 2010			June 30, 2009
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$485,636	$10,375	4.27%	$572,276	$14,061	4.91%
Securities - nontaxable (1)	55,322	1,651	5.97%	65,978	1,959	5.94%
Trading account assets	1,809	10	1.06%	1,338	10	1.49%
Loans: (1) (2)
Residential real estate	625,515	16,873	5.39%	618,773	18,346	5.93%
Commercial real estate	438,198	12,511	5.68%	401,886	12,449	6.16%
Commercial	177,608	4,851	5.43%	186,081	5,160	5.52%
Municipal	15,265	425	5.62%	23,111	578	5.04%
Consumer	275,102	6,529	4.79%	263,588	6,557	5.02%
Total loans	1,531,688	41,189	5.37%	1,493,439	43,090	5.77%
Total interest-earning assets	2,074,455	53,225	5.13%	2,133,031	59,120	5.54%
Cash and due from banks	35,234			26,988
Other assets	163,492			153,250
Less allowance for loan losses	(21,601)			(18,091)
Total assets	$2,251,580			$2,295,178

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
Interest checking accounts	$244,577	486	0.40%	$206,229	509	0.50%
Savings accounts	151,453	244	0.33%	135,180	241	0.36%
Money market accounts	282,143	1,168	0.83%	282,475	1,669	1.19%
Certificates of deposit	536,838	5,378	2.02%	589,222	8,905	3.05%
Total retail deposits	1,215,011	7,276	1.21%	1,213,106	11,324	1.88%
Brokered deposits	92,257	802	1.75%	77,275	1,006	2.62%
Junior subordinated debentures	43,541	1,396	6.47%	43,436	1,424	6.61%
Borrowings	493,170	6,404	2.62%	596,987	7,637	2.58%
Total wholesale funding	628,968	8,602	2.76%	717,698	10,067	2.83%
Total interest-bearing liabilities	1,843,979	15,878	1.74%	1,930,804	21,391	2.23%

Demand deposits	189,542			172,990
Other liabilities	22,736			20,490
Shareholders' equity	195,323			170,894
Total liabilities & shareholders' equity	$2,251,580			$2,295,178

Net interest income (fully-taxable equivalent)		37,347			37,729
Less: fully-taxable equivalent adjustment		(727)			(884)
		$36,620			$36,845

Net interest rate spread (fully-taxable equivalent)			3.39%			3.31%
Net interest margin (fully-taxable equivalent)			3.59%			3.52%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Selected Financial Data (unaudited)

			At or for
	At or for the Six Months Ended		the Year Ended
	June 30,		December 31,
	2010	2009	2009

Tier 1 leverage capital ratio	8.41%	7.64%	8.17%
Tier 1 risk-based capital ratio	12.74%	11.53%	12.24%
Total risk-based capital ratio	13.99%	12.78%	13.49%
Tangible equity to tangible assets (1)	6.83%	5.78%	6.59%
Book value per share	$26.08	$23.18	$24.93
Tangible book value per share (2)	$20.06	$17.08	$18.86

Investment Data (unaudited)

	June 30, 2010
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$50,000	$283	$-	$50,283
Obligations of states and political subdivisions (3)	16,613	542	-	17,155
Mortgage-backed securities issued or guaranteed by U.S. government sponsored enterprises	414,558	20,053	(2)	434,609
Private issue collateralized mortgage obligations (CMO) (4)	30,541	8	(3,380)	27,169
Total debt securities	511,712	20,886	(3,382)	529,216
Equity securities (5)	5,000	-	(480)	4,520
Total securities available for sale	$516,712	$20,886	$(3,862)	$533,736

Held to maturity
Obligations of states and political subdivisions	$37,786	$2,123	$-	$39,909
Total securities held to maturity	$37,786	$2,123	$-	$39,909

Other securities
Federal Home Loan Bank Stock (6)	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	934	-	-	934
Total other securities	$21,965	$-	$-	$21,965

Trading account assets (7)				$2,013

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by total assets less goodwill and other intangible assets.
(2) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.
(3) 99% of the portfolio is rated by at least one of the three major rating agencies (Moody's, Standard & Poor's or Fitch) and all of these ratings are investment grade.
(4) $11.4 million of the CMO's are rated Triple-A by at least one of the three rating agencies, while three CMO's currently carry ratings below investment grade; one CMO with a fair value of $4.4 million is rated B3 by Moody's and CC by Fitch, a second CMO with a fair value of $3.6 million is rated Caa1 by Moody's and CCC by Standard & Poor's, and a third CMO with a fair value of $2.5 million is rated BB by Fitch and CCC by Standard & Poor's.
(5) The Duff & Phelps (DNP) Select Income Fund Auction Preferred Stock continues to fail at auction. We are currently collecting all amounts due according to contractual terms and have the ability and intent to hold the security until it clears auction, is called or matures on December 22, 2021. The DNP Auction Preferred Stock is rated Triple-A by Moody’s and Standard & Poor's.
(6) The Federal Home Loan Bank of Boston has suspended its quarterly dividend payment.
(7) Investments held in mutual funds that represent deferred director and executive compensation investments.

CONTACT:
Camden National Corporation
Chance Farago, 207-230-2120
Public Relations Officer
cfarago@camdennational.com